EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter "Agreement"), is made and entered into this 13th day of April 2012, by and between Leann Gilberg and PCS EDVENTURES!.COM, INC., an Idaho corporation (“the Company”).

1.

In consideration of the mutual promises and agreements set forth herein, the Company hereby extends and Ms. Gilberg hereby accepts extension of employment with the Company effective April 13, 2012

2.

Ms. Gilberg’s employment with the Company may not be terminated by the Company prior to October 13, 2012, except for “cause”.  As defined herein, “cause” shall mean if Ms. Gilberg is charged with a criminal law violation which constitutes a felony under Idaho law or a crime involving dishonesty, or a violation of the Company’s employment policies as set forth in the Company’s Employee Handbook (a copy of which has been provided to Ms. Gilberg), including, but not limited to, sexual harassment, violation of the Company’s Insider Trading Policy, Trade Secrets or Confidentiality Policy.  Ms. Gilberg’s employment with the Company after October 13, 2012 shall be “at will”.  Ms. Gilberg my voluntarily terminate her employment with the Company at any time upon 30 days written notice prior to the effective date of termination.  In the event the Company elects to terminate Ms. Gilberg’s employment after October 13, 2012, the Company shall give Ms. Gilberg 30 days written notice prior to the effective date of termination.

3.

The Company shall pay to Ms. Gilberg an annual salary of $87,500 paid monthly, each and every month, one half thereof on the 15th of the month and one half on the last day of the month.  In addition, Ms. Gilberg shall receive 50,000 shares of fully vested restricted stock upon executing this agreement.  Ms. Gilberg shall be eligible for such increases in salary as may be determined by the Chief Executive Officer and the

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Board of Directors of the Company as appropriate, if any, during Ms. Gilberg’s future employment with the Company.  Ms. Gilberg shall be eligible as a full-time employee for participation in the Company’s health, dental, vision and other group insurance plans in accordance with the terms of such plans as currently exist and as may be amended from time to time in the future.  As an employee Ms. Gilberg shall continue to be eligible for participation in and eligible for any benefits or awards deemed by the Board of Directors of the Company to be appropriate under the Company’s 2009 Equity Incentive Plan as the same exists and may be amended or restated from time to time in the future.  The Company shall reimburse Ms. Gilberg for any business, client or vendor entertainment or meal expense consistent with the Company’s policies as set forth in the Employee Handbook.   Ms. Gilberg shall be entitled to three weeks of paid vacation annually for the first two years and then four weeks of vacation each year thereafter and to such other medical and family leave benefits as are available to full-time employees of the Company.

4.

In addition to the monthly salary and the aforementioned 50,000 shares of common restricted stock award, the company will issue to Ms. Gilberg an Incentive Stock Option Award grant in the form required and in accordance with the Company’s 2009 Equity Incentive Plan granting Ms. Gilberg the option to purchase up to 450,000 shares of common stock of the Company, in accordance with the terms of the grant agreement including an exercise price at the closing price on the date this agreement is effective.  Said ISOs shall vest ratably as described in the ISO, contingent upon Ms. Gilberg’s continued employment with the Company and achievement of mutually agreed upon goals as attached hereto and made a part of this agreement and/or as amended in writing and agreed to between the CEO and Ms. Gilberg from time to time as warranted.  Said incentive stock option award agreement shall be executed by the Company and provided to Ms. Gilberg at the time of or as soon as practicable after the execution of this Agreement.

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5.

Ms. Gilberg’s responsibility as an employee of the Company and as its Chief Finance Officer shall be to actively manage and oversee all Finance, Accounting and Human Resources activities of the Company as detailed on the attached listing of goals and responsibilities and support the strategic plan as defined by the Board of Directors and executive management team.  Other responsibilities may from time to time be added or requested at the pleasure of its Chief Executive Officer and Board of Directors.

6.

Ms. Gilberg, as an employee and Shareholder of the Company, will be eligible for such additional incentive awards or grants as may be determined by the Board of Directors and the Chief Executive Officer of the Company, in their sole discretion, consistent with the terms of the Company’s 2009 Equity Incentive Plan during her employment.

7.

As an employee of the Company Ms. Gilberg acknowledges and agrees to be bound by the Company’s policies regarding Trade Secrets, Confidential Information, Nondisclosure, and Insider Trading as set forth in the Employee Handbook of the Company and as set forth separately in other documents and agreements between the Company and its employees, and as the same may be amended from time to time.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement to be effective as first above written.

“EMPLOYER”

PCS EDVENTURES!.COM, INC.

By /s/Robert Grover

Robert Grover

Chief Executive Officer

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“EMPLOYEE”

   By /s/Leann Gilberg

Leann Gilberg

Chief Finance Officer

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Addendum: Job Description

Job Title:  CFO

Department:  Accounting and Finance

Reports To:  CEO

Summary:  Directs the Company’s accounting practices, financial planning, and compliance as related to various rules and regulations as applicable to the Company.  Builds and strengthens open communication and relationship with the Board of Directors and Audit Committee, as well as establishes and maintains relationships with other professional resources such as external auditors and legal counsel and advisors.  Duties and responsibilities include (but are not limited to) the following:

Accounting, Finance and Tax:

Oversees all accounting and financial functions including preparation and management of:

▪

the Company’s quarterly and annual financial statements

▪

the annual audit and quarterly reviews of the Company’s financial statements

▪

all outside reports including those required by the Securities and Exchange Commission, federal and state law and regulations

▪

the annual report to shareholders and its dissemination for the annual meeting of shareholders

▪

the Company’s quarterly and annual tax and payroll returns

Manages and oversees Company’s accounting policies and procedures, and directs and oversees accounting systems to maintain proper records and to afford proper and adequate accounting controls and services.

Coordinates with the Audit Committee of Company’s board of directors, auditors and legal counsel to ensure adherence to applicable laws and regulations, specifically those related to the adherence and conformity to U.S. GAAP, federal and state tax laws, and Securities and Exchange Commission (SEC) regulations.

Oversees purchasing and inventory.

Supervisory Responsibilities:

Directly supervises employees in the Accounting and Procurement Departments. Carries out supervisory responsibilities in accordance with the Company's policies and applicable laws. Responsibilities include interviewing, hiring and training Accounting and Procurement Department personnel; planning, assigning and directing work; appraising performance; rewarding and disciplining employees; addressing complaints and resolving problems.

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Compliance:  Serves as Compliance Coordinator, with the following duties and responsibilities:

Works with management to ensure the Company’s compliance policies are reviewed and updated as needed; and examines policies, procedures and practices to ensure compliance with existing  laws and regulations;

Works with management, the Board of Directors, the Audit Committee, and outside legal, accounting and other advisors to ensure compliance with all rules and regulations applicable to the Company.

Administers Company’s Insider Trading Policy, including:

•

On hiring and on an annual basis, distributing copies of Company’s current Insider Trading Policy to all employees with a reminder that each employee is responsible for reading, understanding and complying with the policy; and ensuring that the Company obtains and maintains written acknowledgements from the employees that they have read and understand the policy; overseeing responses to questions from individual employees; and providing for employee training sessions

•

Pre-approval and documentation of purchase/sale of Company stock by any of the Company’s directors, officers and other employees

•

Review/pre-approval of 10b5-1 plans proposed by any of Company’s directors, officer or employees, and any amendment or termination of such plans

•

Oversight of Rule 144 compliance in connection with purchase/sale of Company’s restricted securities

•

Preparation and filing of SEC Forms 3, 4 and 5

•

Coordination with transfer agent in connection with issuance of stock certificates for restricted stock and shares registered on Form S-8

Works with management in communicating and upholding the Company’s Code of Ethics for Senior Financial Officers and its Standards of Conduct for all employees and representatives to ensure compliance with such codes.

Educates, informs and advises management and the Audit Committee of conditions and status of Company adherence to laws and regulations.

Education and/or Experience

•

Certified Public  Accountant(CPA) preferred or

 Master’s Degree in Accounting or Business Finance

•

Ten plus years of progressively responsible and relevant experience

•

Experience partnering with executive team

•

High level of written and oral communication skills

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•

Proficient in computer skills

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Knowledge of US GAAP and SEC reporting requirements.  Ability to interpret laws and regulations and apply them to the specific business operations of the Company.

•

Must be a member in good standing with the AICPA

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Addendum: Responsibilities & Goals

Responsibilities – oversee all aspects of the Accounting, Finance and Human Resources functions at PCS Edventures!

Responsibilities

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Accurate, timely and compliant periodic filings with the Securities and Exchange Commission;

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Accurate, timely and compliant periodic filings with taxing authorities;

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Regular and special request reporting to PCS Board;

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Revise and update Personnel Policy;

•

Implement and oversee employee review and progress assessments;

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Update and maintain personnel files;

•

Lead strategic financing initiatives;

•

Team player and integral part of executive management team.

Initial period goals (9/11/11-3/31/12) 150,000 shares

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Evaluate and refine Company financial policies, procedures, and internal controls to assure Company a continuously sound financial accounting structure.

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Establish cash flow control through policies and procedures for credit and collections, payment of financial obligations, budget and expense control

•

Collaborate with Company management team and establish credibility throughout organization

•

Effectively manage the Company liabilities, contingent obligations and covenants

•

Effectively communicate Company performance  to internal and external constituents

•

Effectively manage Accounting, Finance, Human Recourses and Compliance responsibilities

•

Develop and maintain relationships with investors,lenders,employees ,auditors and board

•

Implement initiatives for provision of capital

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Review and approve all agreements concerning financial obligations

•

Ensure compliance with financial reporting and regulatory requirements.

•

Provide technical financial advice and knowledge to others within organization

   Second period goals (4/1/12-3/31/13) 150,000 shares

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•

Refine CFO job description to include the next three responsibilities

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Provide advice and support in development of Company Strategy and Business Plan

•

Develop Financing Plan in support of Business Plan

•

Oversee development of Company Budgets in collaboration with COO and CEO

•

Lead implementation of Financing plan initiatives

•

Develop key Company performance metrics reports  for management and employees

•

Monitor the public perception of PCSV on public stock watch sites for accuracy

•

Develop a plan and budget for compliance with  Foreign Corrupt Practices Act

    Third period goals (4/1/13-3/31/14) 150,000 shares

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Ongoing job description responsibilities continue

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Develop strategic roadmap and budget for taking PCSV from OTC to NASDAQ

•

Specific  other new goals to be determined before period begins

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